                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT

                               _________________

                     Pursuant to Section 13 of 15(d) of the
                        Securities Exchange Act of 1934

     Date of Report  (Date of earliest event reported):  September 11, 1997

                            BOSTON PROPERTIES, INC.
             (Exact name of Registrant as specified in its Charter)


                                    Delaware
                            (State of Incorporation)


333-25279                                          04-2473675
(Commission File Number)                           (IRS Employer Id. Number)

8 Arlington Street
Boston, Massachusetts                                             02116
(Address of principal executive offices)                       (Zip Code)

                                 (617) 859-2600
              (Registrant's telephone number, including area code)
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ITEM 2   Acquisition or Disposition of Assets

On September 11, 1997, Boston Properties, Inc. (the "Company"), through Boston Properties Limited Partnership (the "Operating Partnership") a Delaware limited partnership of which the Company is the sole general partner and holds an approximately 67.9% interest, acquired a property located at 280 Park Avenue, New York, New York for $321.25 million from Bankers Trust Company, a New York banking corporation. The acquisition was funded by a $220 million loan from Chase Manhattan Bank and $101.25 million of cash. Neither the Company, any subsidiary of the Company, nor any director or officer of the Company was affiliated with or had a material relationship with the seller of the property described below.

The 280 Park Avenue property (the "Property") consists of approximately 1.2 million square feet of premier class A office space in two towers above a common base in mid-town Manhattan. Major tenants at the Property include Bankers Trust Company (approximately 210,000 square feet), The National Football League (approximately 205,000 square feet), and Furman Selz LLC (approximately 205,000 square feet). The occupancy rate for the Property as of August 31, 1997 was approximately 88%.

ITEM 5  Other Events

On September 5, 1997, the Company issued the following press release:

875 THIRD AVENUE

BOSTON PROPERTIES, INC. SIGNS CONTRACT TO ACQUIRE ITS THIRD OFFICE TOWER IN MIDTOWN MANHATTAN

Acquisition To Further Expand Company's Market Presence to 2.9 Million Square
Feet


BOSTON, MA, September 5, 1997 -- Boston Properties, Inc. (NYSE:BXP) announced today that it has contracted to acquire a 691,000 square-foot office tower located at 875 Third Avenue in the midtown area of Manhattan. The property will be acquired from Kenvic Associates at a consideration of 890,869 Operating Units in Boston Properties Limited Partnership and the assumption of an existing mortgage of $180.0 million.

Commenting on the proposed purchase, Boston Properties President and CEO Edward Linde said, "The acquisition of 875 Third Avenue, combined with the previously announced (August 19, 1997) pending acquisition of 280 Park Avenue, demonstrates our commitment to the mid-Manhattan office market. It is a market that offers opportunities for us to add value to property acquisitions through active management and development." The 875 Third Avenue property is currently 100% leased. Major tenants include Debevoise & Plimpton, Sidley & Austin, Instinet and Grey Advertising, which together lease more than 650,000 square feet.
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The two New York buildings are being acquired for a total of approximately $530 million, or approximately $280 per square foot. Boston Properties expects to invest an additional $29 million in non-recurring capital expenditures for building upgrades and to complete the leasing of 412,000 square feet of currently vacant space at 280 Park Avenue, of which 270,000 square feet is subject to executed leases. Upon completion of the releasing program, it is expected that these buildings will have a combined initial net operating income of $52.4 million.

The acquisition of 875 Third Avenue, along with that of 280 Park Avenue consisting of 1.2 million square feet, is in addition to the Company's 1.0 million-square-foot office tower located at 599 Lexington Avenue, and will bring its midtown Manhattan portfolio to nearly 2.9 million square feet, representing 36% of Boston Properties' Class A office space.

Boston Properties, Inc. is a self-administered and self-managed real estate investment trust ("REIT") that develops, acquires, owns and manages a diverse portfolio of office, industrial and hotel properties predominately located in the Greater Boston, Greater Washington, D.C., and Midtown Manhattan markets. The Company is one of the largest owners and developers of office properties in the United States.

This press release contains forward-looking information based upon the Company's current best judgment and expectations. Actual results could vary from those presented herein. The risks and uncertainties associated with the forward-looking information include the strength of the commercial office and industrial real estate markets, competitive market conditions, general economic growth, interest rates and capital market conditions. For further information, please refer to the Company's filings with the Securities and Exchange Commission.

ITEM 7  Financial Statements and Exhibits

(a) Financial Statements Under Rule 3-14 of Regulation S-X

The Company has determined that it is impracticable at this time to file audited financial statements of 280 Park Avenue for the year ended December 31, 1996 and for the six months ended June 30, 1997 as prescribed by Rule 3-14 of Regulation S-X. Such statements will be filed by amendment as soon as practicable, but in no event later than November 25, 1997.

(b) Pro Forma Financial Statements

The Company has determined that it is impracticable at this time to file pro forma financial statements for the Company as prescribed by Article 11 of Regulation S-X. Such statements will be filed by amendment as soon as practicable, but in no event later than November 25, 1997.
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(C) Exhibits

2.1 Agreement of Purchase and Sale between Bankers Trust Company as seller and Boston Properties Limited Partnership, as buyer dated September __, 1997(a)

10.1 Term loan agreement between Chase Manhattan Bank, as lender and Boston Properties Limited Partnership, as borrower dated September __, 1997.

10.2 Interest Guarantee and Agreement between Chase Manhattan Bank, as lender and Boston Properties Limited Partnership, as borrower, dated September __, 1997(a)

10.3 Net Cash Flow Shortfall Guarantee and Agreement between Chase Manhattan Bank, as lender and Boston Properties Limited Partnership, as borrower, dated September __, 1997(a)

10.4 Hazardous Material Guaranty and Indemnification Agreement between Chase Manhattan Bank, as lender and Boston Properties Limited Partnership, as borrower, dated September __, 1997(a)

-------------------------

(a) To be filed by amendment.
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                            BOSTON PROPERTIES, INC.
                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         BOSTON PROPERTIES, INC.


                                         /s/ David G. Gaw
                                         -------------------------------------
                                         David G. Gaw,
                                         Chief Financial Officer
                                         (Duly authorized officer and
                                         principal financial officer)
Date: September 26, 1997